Exhibit 10.2
FOURTH AMENDMENT TO
AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT
(NICOTINIC ALPHA-7 PROGRAM)
This FOURTH AMENDMENT TO AMENDED AND RESTATED STRATEGIC ALLIANCE AGREEMENT (NICOTINIC ALPHA-7 PROGRAM) (this “Amendment”) is effective as of the 15th day of July, 2008, by and among Memory Pharmaceuticals Corp. (“Memory”), and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. (together, “Roche”).
WHEREAS, Memory and Roche have previously entered into an Amended and Restated Strategic Alliance Agreement (Nicotinic Alpha-7 Program) (including its schedules, exhibits and appendices) dated as of February 27, 2006, as amended on March 30, 2007, June 18, 2007 and January 14, 2008 (collectively, the “Agreement;” capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Agreement), which sets forth the parties’ rights, duties and obligations under the Agreement; and
WHEREAS, the parties wish to amend the Agreement and agree to the other provisions as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree that the Agreement is hereby amended as follows:
1.
Clinical Development. Notwithstanding the provisions of Sections 9.1, 7.2(d), Schedule 4 or any other provision of the Agreement to the contrary, the parties hereby agree that after a Compound achieves [*], Roche (and not Memory) shall conduct, [*], all Phase 1 clinical trials with respect thereto. In connection therewith, Roche shall have full decision-making authority; provided that Roche shall keep Memory informed regarding such activities.

2.
Regulatory Filings. Notwithstanding the provisions of Section 9.2 or any other provision of the Agreement to the contrary, Roche (and not Memory), at Roche’s sole cost and expense, shall be responsible for the preparation and filing of any regulatory applications and documents, including, for example, an Investigational New Drug (IND) application (or foreign equivalent), with respect to each Compound that has achieved [*]. In connection therewith, Roche shall have full decision-making authority; provided that Roche shall keep Memory informed regarding such activities.

3.
Supply. Notwithstanding the provisions of Section 10.1 or any other provision of the Agreement to the contrary, (a) Roche (and not Memory), at Roche’s sole cost and expense, shall be responsible for the manufacture of each Compound [*] with respect thereto and thereafter, and (b) with regard to Memory Compound designated as [*], Memory shall transfer ownership to Roche of active pharmaceutical ingredient and drug product of [*] in the following quantities (and such additional quantities as Memory determines in its sole discretion, provided

[*] CONFIDENTIAL TREATMENT IS REQUESTED

that Memory shall use its good faith efforts to transfer ownership to Roche of such additional quantities thereof that Memory does not intend to use): [*]; provided, however that Roche shall be responsible (at its sole cost and expense) to arrange for delivery thereof to Roche from the applicable third party location(s). Except as specifically provided in the immediately preceding sentence, Memory shall have no obligation to supply any Compound to Roche.

4.
Joint Steering Committee. Notwithstanding the provisions of Section 7.2 or any other provision of the Agreement to the contrary, Memory has the right, but not the obligation, to participate in the JSC and/or the Working Teams.

5.
Certain Additional Activities. From and after conclusion of [*], Roche (and not Memory), shall be responsible for monitoring the stability programs of the [*] (including the final reports) described in [*] and [*]. In connection therewith, Roche shall have full decision-making authority.

6.	Diligence. Section 3.1 to the Agreement is hereby amended by deleting the last two sentences of the first paragraph in their entirety.
7.	Event Payments with Respect to Memory Products.
7.1.1. Exhibit C to the Agreement is hereby amended by deleting the below two payments in their entirety (it being understood and agreed that any payment made by Roche to Memory prior to the effective date of this Amendment shall not be refunded to or creditable by Roche):
(a) the $[*] payment due by Roche to Memory upon [*] for any Indication; and
(b) the $[*] payment due by Roche to Memory upon [*] for any Indication.
7.1.2. Exhibit C to the Agreement is hereby amended by adding the following thereto:

Event	Payment (mio US$)
[*]	[*]
8.	Event Payments with Respect to Collaboration Products. Exhibit D to the Agreement is hereby amended by deleting the below two payments in their entirety:
(a) the $[*] payment due by Roche to Memory upon [*] for any Indication; and
[*] CONFIDENTIAL TREATMENT IS REQUESTED

(b) the $[*] payment due by Roche to Memory upon [*] for any Indication.
9.
Screening Patent Rights. Section 13.3 of the Agreement is hereby deleted in its entirety. For the avoidance of doubt, it is understood and agreed that Memory Patent Rights includes, without limitation, the Memory Patent Rights that relate primarily to Memory’s screening technology for nicotinic alpha-7 agonists or allosteric modulators which are listed in Exhibit J to the Agreement.

10.
No Obligation. For the avoidance of doubt and notwithstanding any provisions of the Agreement to the contrary, it is understood and agreed that (a) Memory has no further duties or obligations pursuant to Sections 7.5, 9.1 or 9.2 or Article 10 of the Agreement or any other obligations pursuant to the Agreement with respect to research and development, regulatory filings, supply of Compounds or participation in the JSC and/or Work Teams, and (b) the Strategic Alliance (including, without limitation, the obligations of the parties to perform activities described in the Workplan) has expired.

This Amendment, along with the Agreement, shall constitute the entire agreement between the Parties with respect to the subject matter of the Agreement. All other terms of the Agreement shall remain in full force and effect. To the extent that there are any inconsistencies between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail in effect. This Amendment may be executed by facsimile or pdf format and in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.
[Signature block on the next page]
[*] CONFIDENTIAL TREATMENT IS REQUESTED

IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to be effective as of the day and year first above written.

MEMORY PHARMACEUTICALS CORP.		HOFFMANN-LA ROCHE INC.

By:	/s/ Vaughn M. Kailian Name: Vaughn M. Kailian	By:	/s/ George W. Johnston Name: George W. Johnston
	Title: President & CEO		Title: Vice President

F. HOFFMANN-LA ROCHE LTD

		By:	/s/ Christophe Carissimo Name: Christophe Carissimo
Title: Global Licensing Director

		By:	/s/ Melanie Frey Wick Name: Dr. Melanie Frey Wick
Title: Authorized Signatory
[*] CONFIDENTIAL TREATMENT IS REQUESTED

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